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                                                                    EXHIBIT 23.1

               Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in this Annual Report (Form 10-K) of ADFlex Solutions, Inc. of our report dated January 19, 1998, included in the 1997 Annual Report to Shareholders of ADFlex Solutions, Inc.

We also consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-85560, 33-85562, 33-88866, 33-902160, 33-92162, 33-95864,
33-98394, 333-31261, and 333-39125) pertaining to the 1993 Equity Incentive Plan, the 1994 Employee Stock Purchase Plan, the 1994 Outside Director Stock Option Plan, the 1994 Stock Incentive Plan, as amended, the Employee Stock Purchase Plan, and the 1996 Outside Director Stock Option Plan, of our report dated January 19, 1998, with respect to the consolidated financial statements incorporated by reference, and of our report dated January 19, 1998, with respect to the schedule included, in the Annual Report (Form 10-K) for the year ended December 31, 1997.

/s/ Ernst & Young LLP

Phoenix, Arizona
March 20, 1998